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                                                                  EXHIBIT 10.25


                             TERMINATION AGREEMENT

        AGREEMENT dated this 11th day of July, 1995, by and between Alfin, Inc., a New York corporation (the "Company") and Mayer D. Moyal, an individual residing at 235 West 48th Street, apartment 41H, New York, New York 10036 (the "Executive").

        WHEREAS, the Executive has been most recently employed by the Company as Chairman of the Board and Chief Executive Officer and has contributed greatly in turning around the Company; and

        WHEREAS, the Executive and the Company have agreed to terminate the Executive's employment with the Company and to set forth in this Agreement the terms and conditions of such termination.

        NOW, THEREFORE, in consideration of the promises, covenants and agreements set forth herein, the parties agree as follows:

        1.      Termination of Employment.

                The Executive's employment with the Company is hereby terminated, without any liability on the part of either party hereto to the other as of June 19, 1995 (the "Effective Date").

        2.      Obligations.

                (a) The Company shall pay the Executive upon the execution of this Agreement all accrued salary due and unpaid through the Effective Date. In addition the Company shall pay the Executive a severance payment in the amount of $150,000, which shall be payable as follows: $50,000 upon the execution of this Agreement, $50,000 on or before August 7, 1995 and $50,000 on or before September 7, 1995. In addition, on each of the date of the execution of this Agreement, August 7, 1995 and September 7, 1995,
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the Executive shall receive a $10,000 expense advance from the Company, said advance shall include, but not be limited to expenses for living, purchases, travel, transportation and entertainment for the Executive and his family, provided, however, that the Executive must provide documentation to the Company no later than October 1, 1995 supporting all such advances. In no event shall the Executive be entitled to any further reimbursement of expenses above the aggregate amount of $30,000 to be advanced. The Executive shall reimburse the Company for withholding taxes, if any, required to be paid by the Company in connection with undocumented or disallowed, for tax purposes, advances. The Executive shall be allowed to continue to use the Company's apartment, which the Executive is currently occupying, and the Company automobile through September 30, 1995. The Executive shall vacate such apartment and return such automobile to the Company on or before September 30, 1995.

                (b) The Executive hereby gives up all rights to his options to purchase 300,000 shares of the Company's common stock previously issued to him, effective upon the execution of this Agreement.

                (c) All payments due under this Agreement are due on or before the dates set forth herein. Any payment not received on or before such date shall incur a 1% monthly surcharge.

        3.      Mutual Releases.

                (a) The Executive agrees that, effective as of the Effective Date, he releases and forever discharges the Company and its parents, affiliates, divisions, agents, subsidiaries, predecessors, successors and assigns, each of them (the "Company


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Releasees"), from any and all claims, actions, causes of action, covenants, contracts, agreements, losses, damages, liabilities, costs, expenses, assessments, sums of money, promises and demands of any nature whatsoever against the Company Releasees which he or his heirs, executors, administrators, successors and assigns ever had, now have or hereafter can, shall or may have for, upon or by reason of any matter, cause of things whatsoever from the beginning of the world to the date of this Agreement and hereafter through the Effective Date, except that the Company shall not be released or discharged from any of its obligations under this Agreement.

        (b) The Company agrees that, effective as of the Effective Date, it releases and forever discharges the Executive from any and all claims, actions, causes of action, covenants, contracts, agreements, losses, damages, liabilities, costs, expenses, assessments, sums of money, promises and demands of any nature whatsoever against the Executive which the Company, its successors and assigns ever had, now have or hereafter can, shall or may have for, upon or by reason of any matter, cause or things whatsoever from the beginning of the world to the date of this Agreement and hereafter through the Effective Date, except that the Executive shall not be released or discharged from any of his obligations under this Agreement.

        4.  Governing Law.

            The interpretation and construction of this Agreement shall be governed by the laws of the State of New York applicable to agreements made and to be performed in New York.

        5.  Entire Agreement.


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        This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior written and oral agreements with respect to the subject matter hereof and supersedes all prior written and oral agreements with respect thereto.

        IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first written above.

                                ALFIN, INC.


                                By: __________________________________________
                                    Jean Farat
                                    Chairman

                                ______________________________________________
                                Mayer D. Moyal


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